As filed with the Securities and Exchange Commission on April 29, 2005

                                                  Registration No. 333-_________

================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                               ROGERS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

      Massachusetts                                  06-0513860
(State of Incorporation)               (I.R.S. Employer Identification Number)


                       One Technology Drive, P.O. Box 188
                         Rogers, Connecticut 06263-0188
                                 (860) 774-9605
                    (Address of Principal Executive Offices)

                               ROGERS CORPORATION
                          2005 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)
                    ----------------------------------------


             Robert D. Wachob, President and Chief Executive Officer
                               Rogers Corporation
                              One Technology Drive
                         Rogers, Connecticut 06263-0188
                                 (860) 774-9605
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                          Proposed Maximum    Proposed Maximum
Title of Securities to be  Amount to be   Offering Price Per  Aggregate Offering      Amount of
        Registered         Registered(1)       Share(2)          Price(2)         Registration Fee(2)
        ----------         -------------       --------          --------         ------------------
Capital Stock            1,100,000 shares      $34.70           $38,170,000          $4,493
====================================================================================================

(1) Includes Capital Stock Purchase Rights issued pursuant to a Rights Agreement dated as of February 27, 1997 between the Registrant and Registrar and Transfer Company, as Rights Agent, as amended June 19, 1997, July 7, 1997, and April 10, 2000. Prior to the occurrence of certain events, the Capital Stock Purchase Rights will not be evidenced separately from the Capital Stock. This registration statement also relates to such indeterminate number of additional shares of Capital Stock as may be necessary to satisfy the antidilution provisions of the employee benefit plan described herein or which may otherwise become issuable under such plan by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of Capital Stock.

(2) In accordance with Rules 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of determining the amount of the registration fee based on the average of the high and low prices of the Capital Stock on the New York Stock Exchange on April 26, 2005.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference the documents listed in
(a) through (c) below. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

         (a) The Registrant's latest Annual Report on Form 10-K, including consolidated financial statements, together with the report of independent registered public accounting firm thereon, with respect to the Registrant's fiscal year ended January 2, 2005, filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act.

         (b) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since January 2, 2005.

         (c) The description of the Registrant's Capital Stock contained in the Registrant's Registration Statement on Form 10 filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws allows a corporation to eliminate or limit the personal liability of a director of a corporation to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or obtained an improper personal benefit. The Registrant has included a similar provision in its articles of organization.

         Section 8.51(a) of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify its directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding brought against any director by virtue of his or her position as a director of the corporation unless he or she is deemed to have not acted in good faith in the reasonable belief that his or her action was in the best interests of the corporation or was at least not opposed to the best interests of the corporation, and, in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. As noted below, the Registrant has provided for director indemnification in its bylaws and via contract.

         Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation must indemnify a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

         Section 8.56(a) of Chapter 156D of the Massachusetts General Laws ("Section 8.56") provides that a corporation may indemnify and advance expenses to its officers to the same extent as its directors and, for officers that are not directors, to the extent provided by (i) the articles of organization, (ii) the bylaws, (iii) a vote of the board of directors or (iv) a contract. In all instances, the extent to which a corporation provides indemnification to its officers under Section 8.56 is optional. As noted below, the Registrant has provided for officer indemnification in its bylaws and via contract.

         The Registrant's amended and restated bylaws provide that, except as limited by law or otherwise provided in the bylaws, each director or officer of the Registrant shall be indemnified by the Registrant against liability incurred in connection with a proceeding in which he or she is a party because he or she is a director or officer if: (1)(i) he or she conducted himself or herself in good faith, and (ii) he or she reasonably believed that his or her conduct was in the best interests of the corporation or was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or
(2) he or she engaged in conduct for which liability has been eliminated by
Article 6 of the articles of organization. A director or officer's standard of conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that was at least not opposed to the best interests of the Registrant.

         The Registrant will pay sums on account of indemnification in advance of a final disposition of a proceeding upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the relevant standard of conduct or that the proceeding involves conduct for which liability has been eliminated under the articles of organization and (b) an undertaking by the director or officer to repay such sums if it is subsequently established that he or she is not entitled to indemnification. The determination of whether a director has met the relevant standard of conduct for indemnification under the bylaws shall be made by (a) a majority vote of the disinterested directors (if there are two or more), (b) special legal counsel or
(c) a vote of the shareholders (excluding the vote of any shares owned by or voted under the control of a director who is not a disinterested director).

         The bylaws do not limit the power of the board of directors to authorize the purchase and maintenance of insurance on behalf of any director or officer against any expense whether or not the Registrant would have the power to indemnify such director or officer against such expense under the bylaws. The Registrant maintains directors' and officers' liability insurance.

         The Registrant has entered into indemnification agreements with its directors and officers. The indemnification agreements require, among other matters, that the Registrant indemnify its directors and officers to the fullest extent provided by law and advance to directors and officers certain expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

Exhibit       Description

4.1 Rights Agreement dated as of February 25, 1997, between Rogers Corporation and Registrar and Transfer Company, as Rights Agent, as amended June 19, 1997, July 7, 1997, and April 10, 2000 (incorporated herein by reference, respectively, to Exhibit 1 to the Registrant's registration statement on Form 8-A, dated March 24, 1997, and filed on March 25, 1997 (SEC File No. 001-04347);
              Exhibits 2 and 3 to Amendment No. 1 to the Registrant's registration statement on Form 8-A/A, dated and filed on July 21, 1997; and Exhibit 4.1 to the Registrant's current report on Form 8-K, dated April 10, 2000, and filed on May 16, 2000).

5.1 *         Opinion of Goodwin Procter LLP.

10.1 *        Rogers Corporation 2005 Equity Compensation Plan
              (the "2005 Plan").

10.2 *        Form of Incentive Stock Option Agreement under the 2005 Plan.

10.3 * Form of Non-Qualified Stock Option Agreement (For Officers and Employees, with vesting) under the 2005 Plan.

10.4 * Form of Non-Qualified Stock Option Agreement (For Officers and Employees, without vesting) under the 2005 Plan.

10.5 * Form of Non-Qualified Stock Option Agreement (For Non-Employee Directors) under the 2005 Plan.

10.6 *        Form of Stock Appreciation Right Agreement under the 2005 Plan.

10.7 *        Form of Restricted Stock Agreement under the 2005 Plan.

23.1          Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2 *        Consent of Ernst & Young LLP.

24.1 Power of Attorney (included in signature page to this registration statement).


--------------------
*Filed herewith

ITEM 9.  UNDERTAKINGS.

          (a) The Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
10(a)(3) of the Securities Act
of 1933;

                           (ii) to reflect in such prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) to include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Glastonbury, the State of Connecticut, on this 28th day of April, 2005.

                           ROGERS CORPORATION


                           By: /s/ Robert D. Wachob
                               ------------------------------------------
                                  Robert D. Wachob
                                  President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Paul
B. Middleton and Robert M. Soffer his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                            Title                                           Date
-------------------------------     ----------------------------------------------     --------------
 /s/ Robert D. Wachob               President, Chief Executive Officer and Director    April 28, 2005
 ------------------------------     (Principal Executive Officer)
 Robert D. Wachob


 /s/ Paul B. Middleton              Corporate Controller and                           April 28, 2005
 ------------------------------     Acting Chief Financial Officer
 Paul B. Middleton                  (Acting Principal Financial Officer and
                                    Acting Principal Accounting Officer)


 /s/ Leonard M. Baker               Director                                           April 28, 2005
 ------------------------------
 Leonard M. Baker



 /s/ Walter E. Boomer               Director                                           April 28, 2005
 ------------------------------
 Walter E. Boomer



 /s/ Edward L. Diefenthal           Director                                           April 28, 2005
 ------------------------------
 Edward L. Diefenthal



 /s/ Gregory B. Howey               Director                                           April 28, 2005
 ------------------------------
 Gregory B. Howey



 /s/ Leonard R. Jaskol              Director                                           April 28, 2005
 ------------------------------
 Leonard R. Jaskol



 /s/ Eileen S. Kraus                Director                                           April 28, 2005
 ------------------------------
 Eileen S. Kraus



 /s/ William E. Mitchell            Director                                           April 28, 2005
 ------------------------------
 William E. Mitchell



 /s/ Robert G. Paul                 Director                                           April 28, 2005
 ------------------------------
 Robert G. Paul

                                  EXHIBIT INDEX

Exhibit
Number        Description

4.1 Rights Agreement dated as of February 25, 1997, between Rogers Corporation and Registrar and Transfer Company, as Rights Agent, as amended June 19, 1997, July 7, 1997, and April 10, 2000 (incorporated herein by reference, respectively, to Exhibit 1 to the Registrant's registration statement on Form 8-A, dated March 24, 1997, and filed on March 25, 1997 (SEC File No. 001-04347);
              Exhibits 2 and 3 to Amendment No. 1 to the Registrant's registration statement on Form 8-A/A, dated and filed on July 21, 1997; and Exhibit 4.1 to the Registrant's current report on Form 8-K, dated April 10, 2000, and filed on May 16, 2000).

5.1  *        Opinion of Goodwin Procter LLP.

10.1 *        Rogers Corporation 2005 Equity Compensation Plan
              (the "2005 Plan").

10.2 *        Form of Incentive Stock Option Agreement under the 2005 Plan.

10.3 * Form of Non-Qualified Stock Option Agreement (For Officers and Employees, with vesting) under the 2005 Plan.

10.4 * Form of Non-Qualified Stock Option Agreement (For Officers and Employees, without vesting) under the 2005 Plan.

10.5 * Form of Non-Qualified Stock Option Agreement (For Non-Employee Directors) under the 2005 Plan.

10.6 *        Form of Stock Appreciation Right Agreement under the 2005 Plan.

10.7 *        Form of Restricted Stock Agreement under the 2005 Plan.

23.1          Consent of Goodwin Procter LLP (included in Exhibit 5.1).

23.2 *        Consent of Ernst & Young LLP.

24.1 Power of Attorney (included in signature page to this registration statement).


--------------------
*Filed herewith